UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 6, 2013 (January 31, 2013)

FIFTH & PACIFIC COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10689	13-2842791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1441 Broadway, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 354-4900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  OTHER EVENTS.

Fifth & Pacific Companies, Inc. (the “Company”) is filing this Report in connection with the January 31, 2013 expiration of the agreement with Li & Fung Limited (“L&F”) to provide distribution services in the United States. In connection with such expiration, the Company has discontinued the migration of its distribution function to L&F and has decided to continue to utilize the Company-owned Ohio distribution facility for such function. On February 5, 2013, the Company, which operated its Ohio distribution center with an extended collective bargaining agreement, entered into a contract with a third-party distribution center operations and labor management company to provide distribution operations services at the Ohio facility. The third-party distribution center operations company has informed the Company that it intends to employ the Company’s prior employees at the facility. The incremental costs of transitioning to this arrangement are included in the Company’s recently provided financial outlook for 2013.

The information contained herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH & PACIFIC COMPANIES, INC.

Date: February 6, 2013	By:	/s/ Nicholas Rubino
	Name:	Nicholas Rubino
	Title:	Senior Vice President – Chief Legal Officer, General Counsel and Secretary